EXHIBIT 5.1

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                               [GRAPHIC OMITTED]

                                 A subsidiary of
                            Pool Energy Services Co.

                       P. O. Box 4271 o Houston, TX 77210
                          10375 Richmond Avenue (77042)

                             Telephone: 713/954-3033
                                Fax: 713/954-3037
                                  713/954-3326

                                  GEOFFREY ARMS
                                 Vice President
                               and General Counsel


                                   May 2, 1996


Board of Directors
Pool Energy Services Co.
10375 Richmond Avenue
Houston, Texas  77042

Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or about May 3, 1996 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 200,000 shares of Common Stock, no par value (the "Shares"), of Pool Energy Services Co., a Texas corporation (the "Company"). The Shares are to be issued in connection with the Pool Energy Services Co. 1996 Directors' Stock Incentive Plan (the "Plan"). I have acted as counsel for the Company in connection with the preparation of the Registration Statement. In this capacity, I have examined signed copies of the Registration Statement and all exhibits thereto. I have also examined and relied upon copies of minutes of meetings of the stockholders and the Board of Directors of the Company, a copy of the bylaws of the Company, and a copy of the Articles of Incorporation of the Company, as amended.

Based on the foregoing, I am of the opinion that the Shares which may be issued under the Plan have been duly authorized and, if and when issued and sold by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to its use in connection therewith.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                             Very truly yours,

                                         /s/  G. GEOFFREY ARMS
                                              G. Geoffrey Arms
                                              Vice President and General Counsel
ag

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